Exhibit 99.1

Press Release Châtillon, France, April 30, 2026

DBV Technologies Reports First Quarter 2026 Financial Results

•

Reported cash and cash equivalents of $229 million as of March 31, 2026 —providing funding into the second quarter of 2027 following the full exercise of the ABSA Warrants and BS Warrants issued in its March 2025 private placement (“PIPE”) financing

•

Continued disciplined execution focused on BLA filing in the first half of this year and commercial preparedness for the U.S. launch of the VIASKIN® Peanut Patch for children aged 4 to 7 years, if approved

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Capital Market: DBVT) (the “Company”), a late-stage biopharmaceutical company, today reported financial results for the first quarter of 2026. The quarterly and three months unaudited condensed financial statements were approved by the Board of Directors on April 30, 2026.

“The entire DBV team has been operating with exceptional focus and rigor as we progress towards significant milestones in the coming months, including the upcoming Biologics License Application (BLA) submissions for both our Children ages 4-7 and Toddler ages 1-3 programs in first half and second half of this year, respectively.” said Daniel Tassé, Chief Executive Officer of DBV Technologies. “We also plan to initiate a first of its kind study in infants ages 6 through 12 months. This Phase 2 study, previously announced at last year’s American College of Asthma, Allergy, and Immunology, and now called THRIVE, will assess the efficacy and safety of the VIASKIN® Peanut Patch in achieving ad lib consumption of dietary peanut in peanut-allergic infants 6 through 12 months of age following a minimum of 3 years of treatment. Across all development programs, we are operating with extreme precision and purpose with the goal of providing practical, non-invasive treatment options to peanut allergy families no matter where they are on their treatment journey.”

Financial Highlights for the First Quarter Ended March 31, 2026

The Company’s interim unaudited condensed consolidated financial statements for the three months ended March 31, 2026, and the comparative period of March 31, 2025, are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

In the first quarter of 2026, the Company started to execute its plan for growth, building on the key events from 2025, including the receipt of regulatory alignment with the U.S. Food and Drug Administration in the first quarter of 2025 regarding the safety data requirements and positive phase 3 clinical results in the fourth quarter, that will both support the planned BLA submission for the VIASKIN® Peanut Patch in children aged 4 to 7 years in the first half of 2026.

Financial Performance

Operating Income

For the three months ended March 31, 2026, the Company accrued $1 million of French Research Tax Credit (“Crédit d’impôt recherche”). This level reflects the expected lower volume of eligible experimental activities on a full-year basis, as the Company’s focus continues to shift from clinical development toward commercial-readiness activities.

Research and Development Expenses

R&D expenses increased by $12 million for the three months ended March 31, 2026, compared to the three months ended March 31, 2025, driven primarily by:

•	Clinical-related expenses driven by the ongoing recruitment for the COMFORT Toddlers study, the VITESSE Open-label extension (OLE), and the acceleration of BLA-readiness activities.

•	Investment in Medical Affairs, Quality and Regulatory functions in the United States.

•	Continuous Pre-Commercial Inventory build-up in preparation for the launch of the VIASKIN® Peanut Patch for children aged 4 to 7 years in the U.S., if approved.

Selling, General and Administrative (“SG&A”) Expenses

SG&A Expenses increased by $9 million for the three months ended March 31, 2026, compared to the three months ended March 31, 2025, reflecting the Company’s steps towards building U.S. Commercial infrastructure. The Company plans a phased build of launch-readiness capabilities to support the U.S. launch of the VIASKIN® Peanut Patch for children aged 4 to 7, if approved.

Net Loss

Net loss was $47.6 million for the three months ended March 31, 2026, compared to $27.1 million for the three months ended March 31, 2025. Net loss per share (based on the weighted average number of shares* over the period) decreased from $(0.26) to $(0.11) for the three months ended March 31, 2025, and March 31, 2026, respectively. This improvement reflects a significantly strengthened equity base following recent financings.

Cash Position and Liquidity

On March 31, 2026, the Company held $229 million in Cash and Cash Equivalents compared to $194 million of Cash and Cash Equivalents on December 31, 2025. Net cash used for operating activities was $49 million and $20 million for the periods ended March 31, 2026, and March 31, 2025, respectively. The Company’s net cash flows provided by financing activities totaled $89 million for the periods ended March 31, 2026, following the full exercise of the ABSA Warrants and BS Warrants Issued on its March 2025 PIPE Financing.

Based on current operations, plans, and assumptions, management has determined that its Cash and Cash Equivalents are sufficient to fund its operations into the second quarter of 2027.

These estimates are based on the Company’s current forecasts and exclude any additional expenditures related to programs other than the VIASKIN Peanut or resulting from the potential in licensing or acquisition of additional product candidates or technologies, or any associated development the Company may pursue. The Company may have based these estimates on assumptions that are incorrect, and the Company may end up using its resources sooner than anticipated.

Unaudited condensed Consolidated Statement of Operations

(In millions of USD)	US GAAP Three months ended March 31
	2026	2025
Operating income	0.9	0.8
Operating expenses
Research and development expenses	(33.4)	(21.5)
Sales and marketing expenses	(4.8)	(0.3)
General and administrative expenses	(10.5)	(5.6)
Total Operating expenses	(48.8)	(27.4)
Loss from operations	(47.9)	(26.6)
Financial income (expense)	0.5	(0.5)
Loss before taxes	(47.4)	(27.1)
Income tax	(0.2)	—
Net loss	(47.6)	(27.1)
Basic/diluted Net loss per share attributable to shareholders*	(0.11)	(0.26)

*

Following the March 2025 PIPE financing, this weighted-average share count includes the shares underlying the pre-funded warrants, as the remaining cash exercise price for those warrants is considered immaterial.

About DBV Technologies

DBV Technologies is a late-stage biopharmaceutical company developing treatment options for food allergies and other immunologic conditions with significant unmet medical need. DBV Technologies is currently focused on investigating the use of its proprietary VIASKIN® patch technology to address food allergies, which are caused by a hypersensitive immune reaction and characterized by a range of symptoms varying in severity from mild to life-threatening anaphylaxis. Millions of people live with food allergies, including young children. Through epicutaneous immunotherapy (EPIT), the VIASKIN® patch is designed to introduce microgram amounts of a biologically active compound to the immune system through intact skin. EPIT is a new class of non-invasive treatment that seeks to modify an individual’s underlying allergy by re-educating the immune system to become desensitized to allergen by leveraging the skin’s immune tolerizing properties. DBV Technologies is committed to transforming the care of food allergic people. The Company’s food allergy programs include ongoing clinical trials of the VIASKIN Peanut Patch in peanut allergic toddlers (1 through 3 years of age) and children (4 through 7 years of age).

DBV Technologies is headquartered in Châtillon, France, with North American operations in Warren, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing five ordinary shares) are traded on the Nasdaq Capital Market (DBVT – CUSIP: 23306J309).

For more information, please visit www.dbvtechnologies.com and engage with us on X (formerly Twitter) and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements, including, without limitation, statements regarding the Company’s financial condition, forecast of its cash runway, the therapeutic potential of Viaskin® patch, designs of DBV’s anticipated clinical trials, including the planned Phase 2 THRIVE study in peanut-allergic infants aged 6 through 12 months, DBV’s planned regulatory and clinical efforts including timing and results of communications with regulatory agencies, clinical trial data releases and publications, the potential regulatory submissions, regulatory approval, launch and commercialization of the Company’s product candidates, the ability of any of DBV’s product candidates, if approved, to improve the lives of patients with food allergies, and the Company’s business strategy and goals. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, the Company’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, the Company’s ability to successfully execute on its growth plans, commercial readiness activities and BLA-related efforts, risks related to the commercialization and launch of the Company’s product candidates, including market acceptance, pricing and reimbursement, and the Company’s ability to obtain additional financing on acceptable terms, if needed, to fund its operations. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the U.S. Securities and Exchange Commission (“SEC”), including in DBV’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026, as amended by the Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026, and future filings and reports made with the SEC by DBV. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

VIASKIN is a registered trademark of DBV Technologies.

Investor Contact

Jonathan Neely

DBV Technologies

Jonathan.neely@dbv-technologies.com

Media Contact

Brett Whelan

DBV Technologies

Brett.whelan@dbv-technologies.com